Exhibit 99.1

First Niagara Financial Group Announces $300 Million Subordinated Notes Offering

Proceeds to Consummate the HSBC Bank USA Branch Acquisition

BUFFALO, N.Y., December 8, 2011 — First Niagara Financial Group, Inc. (Nasdaq: FNFG) today announced the commencement of an underwritten public offering of $300 million aggregate principal amount of its subordinated notes due 2021. Goldman, Sachs & Co. will serve as the global coordinator for the offering, Goldman, Sachs & Co. and Sandler O’Neill + Partners, L.P. will serve as joint book-running managers for the offering, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will serve as the co-manager for the offering.

First Niagara intends to use the net proceeds from this offering of subordinated notes to consummate its previously announced acquisition of branches of HSBC Bank USA, National Association announced on July 31, 2011 and for general corporate purposes. The closing of the subordinated notes offering is not conditioned upon the closings of the offerings of common stock that priced on December 6, 2011 or perpetual non-cumulative preferred stock that priced on December 7, 2011.

This press release does not constitute an offer to sell or the solicitation of any offer to buy the subordinated notes of First Niagara, nor shall there be any offer or sale of the subordinated notes of First Niagara in any jurisdiction in which such offer, solicitation or sale would be unlawful. Each of the offerings of subordinated notes, preferred stock and common stock will be made only by means of a prospectus supplement and accompanying prospectus.

First Niagara has filed a shelf registration statement with the Securities and Exchange Commission (SEC) and will file a preliminary prospectus supplement related to the applicable offering. Prospective investors should read the registration statement, the applicable preliminary prospectus supplement and accompanying prospectus and other documents First Niagara has filed and will file with the SEC for more complete information about First Niagara and the offering.

Copies of the registration statement, the applicable preliminary prospectus supplement and accompanying prospectus and other documents that First Niagara has filed and will file with the SEC are available by visiting EDGAR on the SEC website at www.sec.gov. Additionally, the preliminary prospectus supplement and accompanying prospectus for the subordinated notes offering can be requested by contacting Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 866-471-2526, fax: 212-902-9316, email: Prospectus-ny@ny.email.gs.com; or by contacting Sandler O’Neill + Partners, L.P., Attention: Syndicate Department, 919 Third Avenue, 6th Floor, New York, New York 10022, telephone: 212-466-7806, fax: 212-466-7888.

First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, N.A., has $31 billion in assets, $20 billion in deposits, 332 branches and approximately 5,000 employees, as of September 30, 2011. First Niagara is a community-oriented bank providing financial services to individuals, families and businesses across Upstate New York, Pennsylvania, Connecticut and Massachusetts.

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The information presented in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond First Niagara’s control). Factors that could cause First Niagara’s results to differ materially can be found in the risk factors set forth in First Niagara’s Annual Report on Form 10-K for the year ended December 31, 2010, First Niagara’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and First Niagara’s other filings with the SEC.

CONTACT: Investors:

Ram Shankar
Senior Vice President, Investor Relations
(716) 270-8623
ram.shankar@fnfg.com

News Media:
David Lanzillo
Senior Vice President, Corporate Communications
(716) 819-5780
david.lanzillo@fnfg.com